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                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, D.C.  20549


                                      FORM 8-K


                                   Current Report
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): December 29,1998



                             KSL RECREATION GROUP, INC.
               (Exact name of Registrant as specified in its charter)


                          Commission File Number 333-31025


               Delaware                                 33-0747103
               --------                                 ----------
     (State or other jurisdiction of              (IRS Employer ID Number)
     incorporation or organization)


          56-140 PGA Boulevard
          La Quinta, California                          92253
          ---------------------                          -----
(Address of principal executive offices)               (Zip Code)


                                    760/564-1088
                                    ------------
                (Registrant's telephone number, including area code)

                                        N/A
                                        ---
        (Former name, address and fiscal year, if changed since last report)



                                 Page 1 of 4 pages
                             Exhibit Index is on Page 3

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


    On December 29, 1998, KSL Recreation Group, Inc. (the "Company"), through KSL Grand Wailea Resort, Inc., an indirect wholly-owned subsidiary of the Company that was incorporated in Delaware on November 19, 1998 ("KSL Resort"), acquired substantially all of the assets and certain liabilities of the Grand Wailea Resort Hotel & Spa, a resort hotel and spa located in Maui, Hawaii, pursuant to an agreement of purchase and sale between International Hotel Acquisitions, L.L.C., a Delaware limited liability company, ("Seller") and KSL Recreation Corporation, parent of the Company ("Parent") dated November 5, 1998, as amended ("Agreement"). The Parent, by unanimous consent of the Board of Directors, approved and assigned the Agreement and all rights, title, interest and obligations thereunder to KSL Resort on December 10, 1998. There is no relationship between the Seller and the Company, or with any associates or affiliates of the Company.

    The Property is situated on approximately forty acres on the southwest shore on the island of Maui and features 781 luxury hotel rooms and guest suites, six restaurants, twenty-two banquet and meeting rooms totaling 81,000 square feet, expansive water feature and pool facilities, a wedding chapel, and a complete 50,000 square foot European-style spa and fitness center. The Grand Wailea Resort was opened in 1991 at an estimated development cost of approximately $750 million.

    The purchase price of the Property, including the real property, improvements, personal property and certain liabilities, was approximately $375 million (exclusive of closing costs), of which $100 million was paid in cash and $275 million was paid through assumption of a loan from Norwest Bank of Minnesota National Association ("the Loan"). The acquisition was accounted for using the purchase method of accounting.

    The Loan is due and payable on November 11, 2002 and bears interest at a floating rate per annum equal to the sum of LIBOR plus 275 basis points. It is secured by the assets owned by KSL Resort. It is not guaranteed by the Company or any other subsidiary of the Company.

     In connection with the transaction, the Company received an equity contribution from the Parent of $110,000,000. Such amount was used to fund the acquisition at closing ($100,000,000) and fund closing costs and provide working capital ($10,000,000).

    KSL Resort has been designated an "Unrestricted Subsidiary" as such term is defined in (a) the Credit Agreement among the Company, various financial institutions, Donaldson, Lufkin & Jenrette Securities Corporation, The Bank of Nova Scotia and BancAmerica Securities, Inc. dated April 30, 1997 and (b) the Indenture Agreement, dated April 30, 1997, relating to $125 million of 10 1/4% Senior Subordinated Notes of the Company due 2007.

    The Company intends to continue to operate the Property as a resort hotel and spa.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial Statements.

     As of the date of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than sixty (60) days after January 13, 1999.

     (b)   Pro Forma Financial Information.

     As of the date of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than sixty (60) days after January 13, 1999.

     (c)   Exhibits

     10.1 Agreement of Purchase and Sale and Joint Escrow Instructions between International Hotel Acquisitions, LLC and KSL Recreation Corporation dated November 5, 1998.

     10.2 First Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between International Hotel Acquisitions, LLC and KSL Recreation Corporation dated November 12, 1998.

     10.3 Assignment of Agreement of Purchase and Sale between KSL Recreation Corporation and KSL Grand Wailea Resort, Inc., dated December 10, 1998.

     10.4 Second Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between International Hotel Acquisitions, LLC and KSL Grand Wailea Resort, Inc., dated December 23, 1998.


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                                     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   KSL RECREATION GROUP, INC.

                                   By: /s/ JOHN K. SAER, JR.
                                       ---------------------
                                       John K. Saer, Jr.
                                       Vice President, Chief Financial
                                       Officer and Treasurer


Date:  January 12, 1999